© Copyright 2024, Organovo Holdings, Inc. This report is solely for the use of intended audience. No part of it may be circulated, quoted, or reproduced for distribution outside the organization without prior written approval from Organovo Holdings, Inc. Evaluation of the Clinical Stage FXR Agonist FXR314 in Human Primary Cell 3D Models of Crohn’s Disease and Ulcerative Colitis Fabrice Piu, PhD Vice President, Research & Development Organovo Inc. Crohn’s & Colitis Congress Jan 25-27, 2024 – Las Vegas, Nevada Exhibit 99.1

Certain statements contained in this presentation or in other documents of Organovo Holdings, Inc. (the “Company” or “Organovo”) and of any of its affiliates, along with certain statements that may be made by management of the Company orally in presenting this material, are or may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as "estimate," "expect," "intend," "believe," "plan," "anticipate," “potential,” “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. Organovo cautions that these statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Statements regarding future action, future performance and/or future results may differ from those set forth in the forward-looking statements. Market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such market size estimates will prove accurate. Because actual results are affected by potential risks, contingencies and uncertainties, the Company cautions investors that actual results may differ materially from those expressed or implied in any forward-looking statement. The Company assumes no obligation to update forward-looking statements as circumstances change. Investors are advised to consult further disclosures that the Company makes or has made on related subjects in the Company’s most recent periodic reports filed with the Securities and Exchange Commission, including Organovo’s Annual Report on Form 10-K for the year ended July 14, 2023 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. In presenting this material or responding to inquiries in connection with a presentation, management may refer to results, projections or performance measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as reported in the Company’s SEC filings. These results, projections or performance measures are non-GAAP measures and are not intended to replace or substitute for results measured under GAAP and are supplemental to GAAP reported results. Forward-Looking Statements

ONVO 3D Disease Models Can Enable Better Clinical Outcomes Organovo creates exceptional 3D models using bioprinting and other 3D tissue technologies Models created with cells isolated directly from IBD patients (Crohn’s Disease or Ulcerative Colitis, biologic naïve or exposed, varying disease severity) Models faithfully replicate various aspects of the IBD disease process and human biology Models can be used to identify new mechanisms of action, validate novel targets via testing of various entities (chemicals, SiRNAs, …), and study the effects of clinically approved treatment paradigms Testing of broad donor sets from a biobank allows to understand population response to a drug or to target modulation

ONVO Bioprinting Inflammatory Bowel Disease Model Cell expansion Intestinal Crypts Endothelial cells Smooth muscle cells Fibroblasts Cell Mixture Proprietary Media Matrix Multimodal Biocompatible Spatial control Complex Geometries Reproducible Scalable Cell dense Physiologically accurate biology

3D Bioprinting Recapitulates Cellular Organization of Diseased and Healthy Intestinal Cell Donors Polarized epithelium with functional tight junctions, transporters (P-gp, BCRP) Specialized epithelial cell types Physiological barrier function Diseased Healthy Villin / ECAD / DAPI BCRP / CK18 / DAPI © Copyright 2024, Organovo Holdings, Inc.

3D Models from IBD Patients Demonstrate Impaired Epithelial Barrier Function and Increased Inflammation and Fibrosis

FXR Agonism Is An Important Effector in IBD

- FXR is a nuclear hormone receptor critical for maintaining bile acid, lipid and intestinal homeostasis
- Studies in null mice demonstrate a protective role of FXR in IBD
- Human genetics studies have reported the existence of FXR SNP associated with intrahepatic cholestasis of pregnancy and IBD
  - FXR SNP rs56163822 (FXR-1G->T) leads to reduces protein expression
  - Patients with Crohn's disease (CD) carrying the FXR-1G->T variant exhibit greater disease severity and earlier progression to surgery
- The biomarker of intestinal FXR activity, FGF19, is reduced in CD patients

FXR protects mice from TNBS-induced colonic inflammation



b
Histologic classification (%)
100
80
60
40
20
0
Severe
Moderate
Mild
Absent
I F I F I F
Control
FXR+/+ TNBS
FXR-/- TNBS

FXR variant causes increased disease severity



Total Population
***
Wild type (FXR-1GG)
Variant (FXR-1GT)
% Surgery-Free Disease Course
100
80
60
40
20
0
0 10 20 30 40
Time to surgery (years)

Biomarker of FXR activity reduced in CD patients



FGF19 Plasma Concentration (pg/L)
2.5
2.0
1.5
1.0
0.5
0.0
***
**
Control
Active CD
Inactive CD

Changing the shape of medical research and practice

© Copyright 2024, Organovo Holdings, Inc.

7

FXR314 Potential Role in IBD – Study Design Evaluation of FXR314, a potent and selective non-bile acid FXR agonist Conducted in 3D models of IBD: Crohn’s disease: 5 human diseased donors Ulcerative colitis: 3 human diseased donors Endpoints: Target engagement: intestinal biomarker FGF19 Barrier permeability: FITC-Dextran 4 kDa (FD-4) Fibrosis: Procollagen type I N-terminal propeptide (P1NP)

Demonstrated Target Engagement by FXR314 in CD and UC Evaluated FGF19 a direct biomarker of intestinal FXR activity Potent and dose-dependent activation of FGF19 by FXR314 in all CD and UC donors Degree of activation varies between the different donors CD-014 CD-021 CD-023 CD-156 CD-185 Fold Act. 1.8 1.6 1.7 9.3 2.4 EC50 (nM) 100 70 54 71 53 UC-009 UC-088 UC-203 Fold Act. 5.9 3.4 3.9 EC50 (nM) 98 427 200 CD-014 CD-021 CD-023 CD-156 CD-185 UC-009 UC-088 UC-203

FXR314 Improves Barrier Integrity in CD and UC donors Intestinal permeability is determined by FD4 assay Diseased tissues (CD and UC) have intrinsically different baseline permeability values reflective of the disease state FXR314-induced decrease in barrier permeability observed in a subset of CD donors, and all UC donors Baseline Barrier Integrity FXR314 Treated Donors

FXR314 Improves Fibrosis in CD and UC donors Evaluated P1NP as a marker of fibrosis FXR314-induced decrease in fibrotic marker observed in all CD and UC donors CD Donors UC Donors

FXR314 MOA Linked to Epithelial Repair and Fibrosis Resolution Upstream of Anti-inflammatory Treatments FXR314

Conclusions Organovo 3D models (bioprinting and other tissue technologies) replicate various aspects of the IBD disease process and human biology 3D Models can be used to identify new mechanisms of action, validate novel targets, study the effects of clinically approved treatment paradigms and understand population response The potent non-bile acid FXR agonist FXR314 is effective in 3D models of Crohn’s Disease and Ulcerative Colitis: Demonstrated target engagement (FGF19) in all CD and UC donors Improvement of intestinal barrier function in a subset of CD donors, and all UC donors Improvement of fibrosis (P1NP marker) in all CD and UC donors A Phase 2 trial in Ulcerative Colitis is being planned